UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 6, 2006

CENTERSTAGING CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	021-80703	45-0476087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3407 Winona Avenue Burbank, CA 91504 (Address of Principal Executive Offices)

(818) 559-4333 (Registrant’s Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.  Entry into a Material Definitive Agreement

See the discussion in Item 2.03, below, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 6, 2006, CenterStaging Musical Productions, Inc. (the “CMPI”), the whollyowned subsidiary of CenterStaging Corp. (together with CMPI, the “Company”), obtained a loan in the amount of $659,673 from Helmsreich, LLC (“Helmsreich”). The Company intends to use the proceeds of the loan for general corporate purposes and to initially fund the Note’s interest reserve requirement of $92,354.

The loan is evidenced by a  promissory note that bears interest at an annual rate equal to the greater of 14% or the national average prime rate plus 5.75% payable monthly. The note is due on the earlier of (a) September 1, 2007 or (b) the date on which the Company issues additional equity or debt securities for net proceeds of at least $5,000,000. The note may be prepaid in whole or in part at any time without penalty. The note is secured by the Company’s equipment, including the rental equipment, subject to a prior lien.

The loan is unconditionally guaranteed personally by Johnny Caswell, Howard Livingston, Roger Paglia, and Jan Parent, directors and executive officers of the Company.

The foregoing description is qualified by reference to Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits. The following exhibit is included as part of this report, and is incorporated herein by reference in its entirety.

Exhibit 10.1	Promissory Note by and between CenterStaging Musical Productions, Inc. and Helmsreich, LLC, dated September 6, 2006.

Security Agreement by and between CenterStaging Musical Productions, Inc. and Helmsreich, LLC, dated September 6, 2006.

Unconditional Guaranty by and among Johnny Caswell, CenterStaging Musical Productions, Inc. and Helmsreich, LLC, dated September 6, 2006.

Unconditional Guaranty by and among Howard Livingston, CenterStaging Musical Productions, Inc. and Helmsreich, LLC, dated September 6, 2006.

Unconditional Guaranty by and among Roger Paglia, CenterStaging Musical Productions, Inc. and Helmsreich, LLC, dated September 6, 2006.

Unconditional Guaranty by and among Jan Paul Parent, CenterStaging Musical Productions, Inc. and Helmsreich, LLC, dated September 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2006	CENTERSTAGING CORP.

	By:	/s/ Howard Livingston
Howard Livingston Chief Financial Officer